UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

Apeiron Capital Investment Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41030	86-1963522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Federal Street, Suite 875

Boston, Massachusetts 02110

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 279-0045

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-half of one redeemable warrant	APN U	The New York Stock Exchange

Shares of Class A common stock included as part of the units	APN	The New York Stock Exchange

Redeemable warrants included as part of the units	APN W	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, the board of directors (the “Board”) of Apeiron Capital Investment Corp. (the “Company”) appointed Charles Aggouras as a director and as a member of the audit committee and nominating and corporate governance committee of the Board (the “Committees”).

Mr. Aggouras, age 55, has served as President and Chief Executive Officer of GFC Development Inc., a general contracting, real estate development and investment firm, since 1998. He has more than 25 years of extensive real estate, financial and entrepreneurial experience to all facets of the commercial and residential real estate market. As a registered representative, he has performed financial advisory, portfolio management, estate, and retirement planning services for various financial institutions. He received a BSBA degree in Accounting and Financing from Suffolk University in 1990.

Mr. Aggouras replaced Siamak Taghaddos as a member of the Board and as a member of the Committees. Mr. Taghaddos resigned as a director and a member of the Committees on November 14, 2022. Mr. Taghaddos’s resignation did not result from any disagreement with the Company concerning any matter relating to the Company’s operations, policies or practices.

There are no family relationships between Mr. Aggouras and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company. There are no transactions between the Company and Mr. Aggouras that are subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.08	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01	Other Events.

On November 17, 2022, the Company determined that a special meeting of its stockholders will be held in lieu of its 2021 Annual Meeting of Stockholders (the “Meeting” ) on or about December 22, 2022. The time and location of the Meeting will be as set forth in the Company’ s definitive proxy statement for the Meeting to be filed with the Securities and Exchange Commission (the “SEC” ). Pursuant to the Company’ s bylaws (the “Bylaws” ), stockholders seeking to bring business before the Meeting or to nominate candidates for election as directors at the Meeting must deliver such proposals or nominations to the principal executive offices of the Company at 175 Federal Street, Suite 875 Boston, Massachusetts 02110, Attention: Secretary, no later than November 28, 2022. Any stockholder proposal or director nomination must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apeiron Capital Investment Corp.

	By:	/s/ Joel Shulman
		Name:	Joel Shulman
		Title:	Chief Executive Officer

Dated: November 18, 2022